                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 20, 1998 on the consolidated financial statements of Metropolitan Financial Corp. appearing in the 1997 Annual Report of Metropolitan Financial Corp. on Form 10-K for the year ended December 31, 1997 which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


/s/ Crowe, Chizek and Company LLP

Crowe, Chizek and Company LLP

Cleveland, Ohio
December 18, 1998